Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$8,844,400
Unrealized Gain (Loss) on Market Value of Futures	(13,650,390)
Interest Income	17,294
ETF Transaction Fees	3,000
Total Income (Loss)	$(4,785,696)

Expenses
Investment Advisory Fee	$93,250
Tax Reporting Fees	46,500
Audit Fees	12,400
Legal Fees	11,470
SEC & FINRA Registration Expense	7,750
NYMEX License Fee	3,592
Brokerage Commissions	2,859
Non-interested Directors' Fees and Expenses	774
Prepaid Insurance Expense	433
Total Expenses	$179,028
Net Gain (Loss)	$(4,964,724)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/09	$187,247,475
Withdrawals (500,000 Units)	(18,969,958)
Net Gain (Loss)	(4,964,724)

Net Asset Value End of Period	$163,312,793
Net Asset Value Per Unit (4,400,000 Units)	$37.12

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502